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                                                                    Exhibit 10.6

                            INTERCONNECTION AGREEMENT

                                     BETWEEN

                              ANR PIPELINE COMPANY

                                       AND

                         LSP ENERGY LIMITED PARTNERSHIP

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                               TABLE OF CONTENTS

ARTICLE I
      DEFINITIONS............................................................2

ARTICLE II
      DESIGN, ENGINEERING AND CONSTRUCTION...................................4

ARTICLE III
      OWNERSHIP, COSTS AND EXPENSES..........................................6

ARTICLE IV
      OPERATION AND MAINTENANCE.............................................11

ARTICLE V
      TERM OF AGREEMENT.....................................................14

ARTICLE VI
      GOVERNMENTAL AUTHORIZATIONS...........................................15

ARTICLE VII
      CONDITIONS PRECEDENT..................................................15

ARTICLE VIII
      LIABILITY AND INDEMNIFICATION.........................................16

ARTICLE IX
      TRANSFERS AND ASSIGNMENTS.............................................18

ARTICLE X
      NOTICES...............................................................19

ARTICLE XI
      FORCE MAJEURE.........................................................20

ARTICLE XII
      MISCELLANEOUS PROVISIONS..............................................21

      12.01 Applicable Law..................................................21
      12.02 Headings........................................................22


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      12.03 Severability....................................................22
      12.04 Non-waiver of Future Defaults...................................22
      12.05 Entirety of Agreement...........................................22
      12.06 Conference of Rights............................................22


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                           INTERCONNECTION AGREEMENT

      THIS INTERCONNECTION AGREEMENT, (the "Agreement"), is made and entered into this 29th day of July, 1998, by and between ANR Pipeline Company ("ANR"), a Delaware corporation having an office at 500 Renaissance Center, Detroit, Michigan, 48243, and LSP Energy Limited Partnership ("LSP"), a Delaware limited partnership having an office at 655 Craig Road, Suite 336, St. Louis, Missouri 63141. ANR and LSP are sometimes hereinafter referred to individually as a "Party" or collectively as the "Parties".

                               W I T N E S E T H:

      WHEREAS, ANR owns and operates an interstate natural gas pipeline system ("ANR System"), which is partly located in the State of Mississippi and includes a compressor station located at Sardis, Mississippi ("Sardis Compressor Station");

      WHEREAS, LSP proposes to cause to be constructed and to own and operate a natural gas-fired electric power generation plant to be located in Batesville, Mississippi ("LSP Power Plant");

      WHEREAS, LSP proposes to cause to be constructed and to own and operate (or cause to be operated) a natural gas pipeline from an interconnection with the ANR System in the vicinity of the Sardis Compressor Station to the LSP Power Plant ("LSP Pipeline");

      WHEREAS, LSP desires to establish an interconnection between the ANR System and the LSP Pipeline in the vicinity of the Sardis Compressor Station;

      WHEREAS, ANR is willing to establish such interconnection on the terms and subject to conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants


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and agreements hereinafter set forth, the Parties, each for itself and for its successors and permitted assigns, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.01 "ANR" shall have the meaning set forth in the first paragraph hereof.

      1.02 "ANR EMS" shall mean a flow computer, climate controlled equipment enclosure, batteries, AC/DC battery charger, pressure and temperature transmitters, pressure and temperature probes in the piping of the LSP Interconnection Facilities, tubing, conduit, cables, and data communication equipment. ANR shall use the ANR EMS to obtain the custody transfer flow data at the Custody Transfer Point.

      1.03 "ANR Interconnection Facilities" shall mean yard piping and a tee welded to ANR's existing 30" Sardis Compressor Station discharge piping, an insulating flange and all associated piping, valves, controls required to provide a point of interconnection with the LSP Interconnection Facilities, and shall also include a connection to commercial power and the ANR EMS. A diagram of the foregoing facilities is set forth on Exhibit A attached hereto and incorporated herein by this reference.

      1.04 "ANR's Tariff" shall have the meaning set forth in Paragraph 4.04 hereof.

      1.05 "Contested Amount" shall have the meaning set forth in Paragraph 3.05 hereof.

      1.06 "Custody Transfer Point" shall mean that point at which the custody of gas transfers from ANR to LSP, which shall occur at the insulating flange between the ANR Interconnection Facilities and the LSP Interconnection Facilities.

      1.07 "Deferred Costs" shall have the meaning set forth in Paragraph 3.09(b) hereof.


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      1.08 "Facility Construction Plan" shall have the meaning set forth in
Paragraph 2.05 hereof.

      1.09 "Interconnection Facilities" shall collectively refer to the ANR Interconnection Facilities and the LSP Interconnection Facilities.

      1.10 "LSP" shall have the meaning set forth in the first paragraph hereof.

      1.11 "LSP Interconnection Facilities" shall mean yard piping downstream of ANR's insulating flange, metering, a pulsation bottle (if required in ANR's reasonable judgment to protect the metering from unacceptable levels of pulsation), flow control (if required in accordance with Section 2.06), after ANR has a reasonable opportunity to review the design of the LSP Pipeline and LSP's plan of operation related thereto), and other associated facilities located within the Sardis Compressor Station boundary. A diagram of the foregoing facilities is set forth on Exhibit A.

      1.12 "LSP Pipeline" shall have the meaning set forth in the third Whereas clause hereof.

      1.13 "LSP Power Plant" shall have the meaning set forth in the second Whereas clause hereof.

      1.14 "MAOP" shall mean Maximum Allowable Operating Pressure as such term is commonly used in the natural gas pipeline industry.

      1.15 "Party" or "Parties" shall have the meaning set forth in the first paragraph hereof.

      1.16 "Unpaid Balance" shall have the meaning set forth in Paragraph 3.09(b) hereof.

                                   ARTICLE II

                      DESIGN, ENGINEERING AND CONSTRUCTION


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      2.01 The Interconnection Facilities shall be designed, engineered and constructed with a MAOP of 858 psig and shall have the capability of flowing and measuring a maximum capacity of 216 MMSCF/D of gas from the ANR Facilities. Any pressure control device to protect and isolate any pipeline facilities of third parties located downstream of the Interconnection Facilities due to any difference in the MAOP of the Interconnection Facilities and such downstream pipeline facilities shall not be the responsibility of ANR.

      2.02 The Interconnection Facilities shall be constructed and installed on land owned by ANR at ANR's Sardis Compressor Station. ANR shall grant to LSP, on a fee-free basis, an easement for such parcel of land as required for the installation, operation and maintenance of the LSP Interconnection Facilities and to otherwise permit LSP to fulfill its rights and obligations hereunder.

      2.03 Upon written authorization to proceed from LSP, ANR shall proceed to design, engineer and construct, or cause to be designed, engineered and constructed, the ANR Interconnection Facilities.

      2.04 LSP shall design, engineer and construct, or cause to be designed, engineered and constructed, the LSP Interconnection Facilities.

      2.05 Prior to constructing its portion of the Interconnection Facilities, each Party shall submit to the other Party for review and approval (which shall not be unreasonably withheld) drawings, specifications and construction procedures with respect to its portion of the Interconnection Facilities, in such detail as the other Party may reasonably request (collectively "Facility Construction Plan"). Within fourteen (14) days of a Party's receipt of a Facility Construction Plan, the receiving Party shall notify the submitting Party of its exceptions to (if


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any), or approval of, such Facility Construction Plan. Each Party shall design, engineer and construct its portion of the Interconnection Facilities in accordance with the Facility Construction Plan approved by the other Party. The Parties shall cooperate in good faith to eliminate any exceptions by the approving Party.

      2.06 Each Party shall design, engineer, construct and install, or arrange for the design, engineering, construction and installation of, its portion of the Interconnection Facilities in accordance with (i) sound and prudent standards and practices common to the natural gas pipeline industry, (ii) all applicable laws, rules, regulations, certificates, decisions, orders, and directives of all federal, state and local authorities having jurisdiction over such facilities and (iii) the measurement standards of the American Gas Association applicable to facilities such as the Interconnection Facilities. The LSP Interconnection Facilities shall also comply with ANR's Specification for Standard for Customer/Custody Transfer Company Facilities on ANR Owned Property, Specification E.S. - 20, a copy of which is attached hereto as Exhibit B and incorporated herein by this reference. In the event of any conflict between any of these standards, the more stringent condition(s) or provision(s) shall apply.

      2.07 Each Party shall have the right to have a representative present to review and inspect the manner in which the other Party is constructing and installing its portion of the Interconnection Facilities. Each Party shall comply with all reasonable requests of the other Party's representative relating to performance of the construction and installation of its portion of the Interconnection Facilities in accordance with the Facility Construction Plan approved by such other Party.

      2.08 Each Party shall use commercially reasonable efforts to have its portion of the


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Interconnection Facilities constructed and ready to be placed in service on or before the in-service date of the LSP Pipeline, which the Parties currently expect to occur on or about October 1, 1999. LSP shall promptly notify ANR in writing of any change in the expected in-service date of the LSP Pipeline. The Parties will establish a schedule to coordinate the construction of the Interconnection Facilities.

                                   ARTICLE III

                          OWNERSHIP, COSTS AND EXPENSES

      3.01 At all times during the design, engineering, construction, testing, placing in service, and operation of the Interconnection Facilities, ANR shall own and retain title to the ANR Interconnection Facilities and LSP shall own and retain title to the LSP Interconnection facilities. Each Party shall be responsible for the risk of loss of its respective facilities, and shall be responsible for insuring its interest therein.

      3.02 LSP shall fully reimburse ANR for all reasonable direct and indirect costs incurred by ANR with respect to the design, engineering, construction, testing and placing in service of the ANR Interconnection Facilities, but in no event shall such reimbursable costs exceed $250,000. Such reimbursable costs shall include, but shall not be limited to, filing cost, right of way and land acquisition cost, material cost and/cancellation penalties, legal cost, permitting cost, construction-related cost, inspection cost, gas loss, testing cost, applicable taxes and overhead cost, plus an allowance for funds used during construction.

      3.03 As soon as practicable after completion of construction of the ANR Interconnection Facilities, and ANR's receipt of all invoices related thereto, ANR shall invoice LSP for all direct and indirect costs incurred by ANR with respect to the design, engineering,


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construction, testing and placing in-service the ANR Interconnection Facilities.

      3.04 LSP shall pay such invoice within thirty (30) days following its receipt thereof. If LSP fails to remit full payment or any portion thereof within such thirty day period, LSP shall pay interest on the unpaid amount of such invoice at a rate equal to the prime rate per annum published in the Wall Street Journal from time to time for the period such amount remains unpaid.

      3.05 LSP may, within such thirty day period, take written exception to the invoice rendered by ANR or any part thereof ("Contested Amount"), on the ground that the Contested Amount was not incurred (a) by ANR in connection with the design, engineering, construction, testing and placing in service of the ANR Interconnection Facilities as approved by LSP in the Facility Construction Plan or (b) in accordance with the standards set forth in Paragraph 3.08 hereof. LSP shall nevertheless pay in full when due the amount of the invoice submitted by ANR. Such payment shall not be deemed to be a waiver of the right of LSP to seek a refund of the Contested Amount or a part thereof as hereinafter provided. If the Contested Amount or any part thereof is ultimately determined by a final and non-appealable order of a court of competent jurisdiction to be an amount for which ANR is not entitled to reimbursement hereunder, or if the Parties reach an alternate arrangement in respect of the Contested Amount or any part thereof, such amount as so determined shall be refunded by ANR to LSP together with interest thereon at a rate equal to the prime rate per annum published by the Wall Street Journal from time to time during the period from the date of payment by LSP to the date of refund by ANR.

      3.06 LSP understands that the Internal Revenue Service may deem the costs of the


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ANR Interconnection Facilities to be a contribution in aid of construction under the Internal Revenue Code. LSP agrees to reimburse ANR for, and to indemnify and hold ANR harmless against, all additional federal taxes that will be due and owing to the Internal Revenue Service if such costs are deemed to be a contribution in aid of construction, including without limitation all interest and penalties that may be assessed in respect of such additional federal taxes. ANR shall use commercially reasonable efforts to minimize such costs.

      3.07 LSP shall have the right during normal business hours, for a period of twelve (12) months after the end of the calendar year in which the ANR Interconnection Facilities are completed and determined by ANR to be ready to commence service, to audit ANR's books and records relating to the ANR Interconnection Facilities to verify the direct and indirect costs incurred by ANR for the design, engineering, construction, testing and placing in service thereof. ANR shall not be required to adjust any item unless (a) a claim therefore is presented within twelve (12) months after the close of the calendar year in which the invoice therefore is rendered and (b)(i) ANR agrees that such adjustment is appropriate or (ii) the adjustment or any part thereof is ultimately determined by a final and non-appealable order of a court of competent jurisdiction to be an amount for which ANR is not entitled to reimbursement hereunder . In the absence of such timely claim or adjustment, the invoice rendered by ANR shall be conclusively presumed to be correct.

      3.08 ANR shall cause the design, engineering, construction, testing and placing in service of the ANR Interconnection Facilities to be preformed in a manner which is consistent with the procedures, practices and standards routinely employed by ANR with respect to its own comparable facilities, including without limitation, any applicable bidding or other cost


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control procedures. All costs and expenses which may be required to be reimbursed by LSP under this Agreement shall be reasonably incurred and properly documented by ANR and shall be consistent with the standards of this Agreement. ANR shall provide LSP with a cost accounting on a monthly basis setting forth in reasonable detail the expenditures and costs incurred with respect to the ANR Interconnection Facilities.

      3.09 ANR and LSP recognize that the operation of the LSP Power Plant may result in the collection by ANR of firm transportation revenue which would not otherwise be collected and that the amount of such collections cannot reasonably be determined at this time. In recognition of the foregoing, ANR is willing to defer and/or waive all or a portion of the collection of the cost reimbursement provided for in this Article III under the following conditions:

            (a) LSP shall notify ANR in writing, within thirty (30) days of it receipt of ANR's invoice pursuant to Paragraph 3.03 above, that it elects the alternate method described herein to satisfy its cost reimbursement obligations under this Article III.

            (b) Upon receiving notification of LSP's election under Paragraph 3.09(a) above, ANR will defer its collection of costs under this Article III as hereinafter provided ("Deferred Costs") and such Deferred Costs shall bear interest at a rate of 15% per annum. At the end of each of the three consecutive twelve
                  (12) month periods during the thirty-six (36) month period beginning on the later to occur of (a) the in - service date of the LSP Power Plant or (b) the end of the fifth month following the month in


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                  which the in - service date of the Interconnection Facilities occurs, the Deferred Costs(plus accumulated interest) that remains unpaid at the end of such twelve month period ("Unpaid Balance") will be reduced by an amount equal to twenty-five percent (25%) of the capacity reservation charges collected by ANR for all new transportation service agreement(s) using existing capacity on the ANR System and specifying the Interconnection Facilities as the primary delivery point. Moreover, if, after the end of the first twelve month period, the Unpaid Balance (as it may have been reduced) is greater than two thirds of the Deferred Costs, ANR shall invoice and LSP will pay such difference. If, after the end of the second twelve month period, the Unpaid Balance (as it may have been reduced) is greater than one third of the Deferred Costs, ANR shall invoice and LSP will pay such difference. At the end of such thirty-sixth month period, ANR, shall invoice and LSP shall pay the Unpaid Balance (as it may have been reduced) .

                                   ARTICLE IV

                            OPERATION AND MAINTENANCE

      4.01 Each Party shall be fully responsible for the operation, maintenance, repair and replacement of its portion of the Interconnection Facilities, and for all cost, expense and risk associated therewith; provided, however, that ANR shall operate and perform minor maintenance within the capability of ANR's field technicians on the gas measurement equipment used to determine the volume and quality of the natural gas delivered by ANR to


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LSP at the Custody Transfer Point and further provided that ANR shall operate, but not maintain, that portion of the LSP Interconnection Facilities located on ANR owned land at the Sardis Compressor Station.

      4.02 In the case of explosion, fire storm or other emergency involving the LSP Interconnection Facilities, ANR shall take such steps and incur such expense as ANR determines, in the exercise of its sole discretion, are required to abate the emergency and to safeguard life and property. ANR shall, as promptly as possible, report such emergency to LSP. LSP shall reimburse ANR for all such costs caused by the LSP Interconnection Facilities in responding to each such emergency.

      4.03 Each Party, or its designee, shall operate, maintain and repair its portion of the Interconnection Facilities in accordance with sound, workmanlike and prudent practices common to the natural gas industry, and such practices shall not be less than the standards and practices followed by such Party in the operation, maintenance and repair of similar natural gas pipeline facilities owned and/or operated by such Party. Each Party shall require its contractors and subcontractors furnishing labor, material, supplies and/or services for said work to follow the same practices and standards.

      4.04 All gas delivered by ANR to LSP at the Interconnection Facilities shall conform to the specifications set forth in the General Terms and Conditions of ANR's Federal Energy Regulatory Commission ("FERC") Gas Tariff, Second Revised Volume 1, or any successor thereto ("ANR's Tariff").

      4.05 ANR shall deliver gas at the Custody Transfer Point at ANR's prevailing line pressure; provided, however, that ANR and LSP shall each make reasonable efforts to control


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its respective prevailing line pressure to permit gas to enter the LSP Pipeline from ANR or other sources.

      4.06 Custody of the gas shall transfer from ANR to LSP after it passes through the Custody Transfer Point. The actual quantity of natural gas, expressed in dekatherms, delivered by ANR to LSP shall be determined using the recorded meter information from the ANR EMS.

      4.07 The reading, testing, calibrating, and/or adjusting of the ANR EMS or any custody transfer measurement facilities shall be performed and paid for by ANR. Testing and calibrating of the measurement facilities, and any adjustments for inaccuracies related thereto, shall be performed in accordance with ANR's Tariff and with ANR's applicable measurement standards.

      4.08 ANR shall provide LSP with reasonable advance notice of the reading, testing, calibrating, inspection, repair, changing and/or adjusting of the ANR EMS or any custody transfer measurement facilities. LSP may have representatives and/or designees present during the time that such work is being performed. ANR shall also provide LSP with reasonable advance written notice of all scheduled maintenance or repair work on such facilities. For any maintenance or repair work which could reasonably result in an interruption or curtailment of gas deliveries to LSP at the Custody Transfer Point, ANR shall use commercially reasonable efforts to perform such work during the maintenance outages of LSP's Power Plant or such other times as are agreeable to LSP and ANR shall use commercially reasonable efforts to complete such work in the shortest time reasonably practicable. LSP shall provide ANR with reasonable advance notice of LSP's need to gain


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access to the Sardis Compressor Station to perform maintenance work or otherwise fulfill LSP's obligations under this Agreement.

      4.09 ANR shall provide LSP with a serial communication signal from the ANR EMS which shall provide real time pressure and real time cumulative flow and volume information.

                                    ARTICLE V

                                TERM OF AGREEMENT

      5.01 This Agreement shall be effective as of the date first above written and shall remain in full force and effect until (i) terminated by the mutual agreement of the Parties and (ii) LSP's final removal and/or abandonment of the LSP Interconnection Facilities. Notwithstanding the foregoing, this Agreement may be terminated by either Party upon no less than sixty (60) days written notice to the other Party if such other Party has materially breached its obligations hereunder, and such failure has continued uncured for a period of sixty (60) days after such other Party receives notice of such breach from the first Party; provided that this Agreement shall not be terminated if the other Party has commenced action to cure such breach and continues with reasonable diligence to effect such cure within such sixty (60) day period.

      5.02 Termination of this Agreement shall not relieve either Party from any obligation accruing prior to the date of such termination.

      5.03 The right of either Party to terminate this Agreement shall be subject to the obligations of the Parties under all applicable laws, order, rules and regulations of governmental authorities having jurisdiction, and the termination of this Agreement shall not be effective unless and until all laws, order, rules and regulations governing transfer or


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abandonment of the Interconnection Facilities have been complied with.

      5.04 Each Party shall be responsible for all costs associated with the removal and/or abandonment of its portion of the Interconnection Facilities, and obtaining of all regulatory approvals to do so under all applicable laws, orders, rules and regulations.

                                   ARTICLE VI

                           GOVERNMENTAL AUTHORIZATIONS

      6.01 This Agreement, and the obligations of the Parties hereunder, are subject to all valid laws, orders, rules and regulations of duly constituted authorities having jurisdiction over the Parties and/or the Interconnection Facilities, in whole or in part.

      6.02 Each Party is solely responsible for (a) securing all approvals, permits, certificates and authorizations required for the construction and operation of its portion of the Interconnection Facilities and (b) all costs associated therewith. Each Party agrees to use reasonable commercial efforts to secure such approvals, permits, certificates and authorizations in a timely manner. Each Party shall provide reasonable cooperation to the other Party (if required) in connection with obtaining such approvals, permits, certificates and authorizations.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

      7.01 ANR shall have no obligation to commence construction of the ANR Interconnection Facilities, LSP shall have no obligation to commence construction of the LSP Interconnection Facilities, and neither Party shall have any obligation to flow gas through the Interconnection Facilities, until the following conditions precedent have been satisfied:


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      (a)   ANR has received and accepted, on terms and conditions acceptable to
            ANR (in the exercise of its sole discretion), all necessary governmental and regulatory approvals and authorizations (which approvals and authorizations must be final and non-appealable) required for ANR to own, construct and operate the ANR Interconnection Facilities;

      (b) ANR and LSP have each received all necessary management and/or Board of Directors' or Management Committee approvals to construct, own and operate its portion of the Interconnection Facilities and perform its obligations hereunder. Each Party will exercise reasonable commercial effort to obtain such approvals within sixty
            (60) days of the date this Interconnection Agreement is signed by both Parties; provided that neither Party gives the other Party any assurance that such approvals can be obtained.

      (c)   LSP has closed on the construction financing for the LSP Power
            Plant.

      7.02 ANR and LSP each agree to undertake commercially reasonable efforts to satisfy the conditions precedent set forth in Paragraph 7.01 above in order that the Interconnection Facilities may be ready for service on the date herein provided.

                                  ARTICLE VIII

                          LIABILITY AND INDEMNIFICATION

      8.01 Each Party agrees to protect, defend, indemnify and hold harmless the other Party and its affiliates, and their respective shareholders, directors, officers, employees and agents from and against any and all losses, claims, liens, expenses, damages and demands arising out of, or in connection with, any personal injuries or death to persons, or damage to


                                       15
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property, occurring as a result of, or in any way incident to, any act or omission of such Party, or its directors, officers, employees and agents related to its performance (or failure in the performance) of its obligations under this Agreement.

      8.02 In the event a claim is filed against either Party for which the other Party is obligated to indemnify such Party under the terms of this Agreement, such Party will promptly notify the other Party of such claim and will not settle such claim without the prior written consent of the other Party. Participation by a Party in the defense of any claim or suit for which the other Party shall be found liable, shall not constitute a waiver of such Party's rights to indemnification hereunder.

      8.03 Neither Party shall be liable under any circumstances to the other Party for special, indirect, punitive, or consequential damages resulting from or arising out of any act or omission related to its performance (or failure in the performance) of its obligations under this Agreement, including, without limitation, loss of profit or business interruption, however the same may be caused, whether by the sole, joint or concurrent negligence, fault or liability without fault of any Party, except to the extent caused by gross negligence or willful misconduct.

      8.04 Each Party shall comply with the insurance requirements set forth in Exhibit C attached hereto and incorporated herein by this reference.

      8.05 Each Party shall require all of its contractors and subcontractors performing any work on the Interconnection Facilities to carry and maintain in force and effect for the benefit of both ANR and LSP insurance of the type and in the amounts that each Party normally requires of its contractors and subcontractors for work on similar facilities. All property peril


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policies carried by contractors and subcontractors must contain a waiver of subrogation in favor of ANR and The Coastal Corporation, and all liability policies must name ANR and The Coastal Corporation as additional named insureds without limitation or restriction.

      8.06 Each Party acknowledges and agrees that in no event shall any partner, shareholder, owner, officer, director, employee, or affiliate of either Party be personally liable to the other Party for any payments, obligations, or performance under this Agreement, or any breach or failure of performance of either Party. The sole recourse for payment or performance of the obligations hereunder shall be against a Party and not against any other Person.

                                   ARTICLE IX

                            TRANSFERS AND ASSIGNMENTS

      9.01 Any person who succeeds by purchase, merger, or consolidation to all, or substantially all, of the properties of either ANR or LSP shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement. This Agreement shall be binding upon and will inure to the benefit of the successors, nominees and assignees of the Parties.

      9.02 No assignment of this Agreement, or any right or obligation hereunder, shall be made without prior written notice to, and consent of, the other Party (which consent shall not be unreasonably withheld), except that any Party shall have the right to assign this Agreement to any financially responsible affiliate (with equal or higher credit rating) without the prior written consent of the other Party and no prior written consent of the other Party is required if the assignment is carried out pursuant to Paragraph 9.03 or Paragraph 9.04 below.


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      9.03 Nothing contained herein shall prevent or restrict either Party from pledging, granting a security interest in, or assigning as collateral all or any portion of such Party's interest in this Agreement to secure any debt or obligation of such Party under any mortgage, deed, trust, security or similar instrument. ANR shall cooperate with LSP in delivering the necessary consent to assignment and other documentation reasonably required by lenders in connection with LSP's financing.

      9.04 Nothing contained herein shall prevent or restrict LSP from assigning all or any portion of its interest in this Agreement to a public or governmental entity in connection with its financing of infrastructure related to LSP's Power Plant; provided however, that any such assignment shall relieve LSP of its obligations and liabilities under this Agreement only to the extent such obligations and liabilities are assumed and accepted by such entity.

                                    ARTICLE X

                                     NOTICES

      10.01 Any notice required or permitted to be given under this Agreement, or any notice which ANR or LSP may desire to give to the other, shall be in writing and shall be deemed to have been received upon receipt thereof if sent by hand delivery, on the day of transmission if sent by telecopier, or upon the seventh day following the posting thereof if sent by mail, provided such notice is addressed as follows:

      If to LSP:

      LSP Energy Limited Partnership
      655 Craig Road, Suite 336
      St. Louis, Missouri 63141
      Attention: Batesville Project Manager

      Telecopier No.: 314-993-2790


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      If to ANR:

      ANR Pipeline Company
      500 Renaissance Center
      Detroit, Michigan 48243
      Attention:        Senior Vice President
                        Project Development and
                        Facility Planning

      Telecopier No.    (313) 496-2196

      10.02 If either Party elects to change its address or phone number, such Party shall provide notice to the other Party in accordance with Paragraph 10.01.

                                   ARTICLE XI

                                  FORCE MAJEURE

      11.1 Force Majeure. If by reason of Force Majeure either Party hereto is rendered unable, wholly or in part, to carry out its obligations under this Agreement, and if such Party gives notice and reasonably full particulars of such Force Majeure in writing or by facsimile to the other Party within a reasonable time after the occurrence of the cause relied on, the Party giving such notice, so far as and to the extent that it is affected by such force majeure, shall not be liable in damages during the continuance of any inability so caused; provided, such cause shall be remedied with all reasonable dispatch.

      11.2 Force Majeure Defined. AS used herein, Force Majeure shall mean causes or events beyond the reasonable control of, and without the fault or negligence of, the Party claiming such Force Majeure, including, without limitation, acts of God, unusually severe action of the elements such as floods, hurricanes, or tornadoes; sabotage; terrorism; war; riots or public disorders; fire; and actions or failures to act of any Governmental Agency (including expropriation, requisition, change-in-law or change in any Governmental Approval or environmental constraints lawfully imposed by any Governmental Agency) preventing, delaying, or otherwise adversely affecting performance of a Party hereto.

      11.3 Limitations. Such force majeure affecting the performance hereunder by either Party, however, shall not relieve such Party of liability in the event of its failure to use due diligence to remedy the situation and to remove the cause in an adequate manner and with all reasonable dispatch, nor shall such causes or contingencies affecting such performance relieve either Party from its obligations to make payments then due hereunder.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

      12.01 This Agreement shall be construed according to the laws of the State of Mississippi.

      12.02 The numbering and heading of particular provisions of this Agreement is for the purpose of convenience only, and shall not be construed as having any substantive effect on the terms of this Agreement.

      12.03 The various articles, sections, provisions, and clauses of this Agreement are severable. The invalidity of any portion hereof shall not affect the validity of any other portion or the entire Agreement.

      12.04 A waiver by either ANR or LSP of any default by the other in the performance of this Agreement shall not operate or be construed as a waiver of any future default whether of a like or different character.

      12.05 This Agreement constitutes the entirety of the understandings and agreements of ANR and LSP with respect to the subject matter dealt with herein, and supersedes and cancels any prior understandings and agreements, whether written or oral, relative to said subject matter. No modification or alteration of this Agreement shall be effective unless first reduced to writing and executed by both ANR and LSP.

      12.06 Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person not a Party any rights, remedies or obligations under or by reason of this Agreement.

      IN WITNESS WHEREOF, ANR and LSP have executed this Agreement in two (2) duplicate originals, effective as of the date first written above.


                                ANR PIPELINE COMPANY

                                By: /s/ Stanley A. Babuik
                                    --------------------
                                   Name: Stanley A. Babuik
                                   Title: Senior Vice President


                                LSP ENERGY LIMITED PARTNERSHIP
                                By: LSP Energy, Inc. Its general partner

                                By: /s/ Paul G. Thessen
                                    -------------------
                                   Name: Paul G. Thessen
                                   Title: Assistant Vice President

                                             Title:

                                    EXHIBIT A

                                    Exhibit A

                                    [GRAPHIC]

                                    Exhibit B

                              ANR PIPELINE COMPANY

                                SPECIFICATION FOR

            STANDARD FOR CUSTOMER/CUSTODY TRANSFER COMPANY FACILITIES
                              ON ANR OWNED PROPERTY

                                  Specification
                                    E.S. - 20

Approved By:  /s/ W.W. Vukonich             18 SEP 95
              ----------------------------  ---------
              W.W. Vukonich
              Director, Engineering Design

Issue: Revision 4
Originally Issued: September 14, 1983
Dated: September 15, 1995

ENGINEERING SPECIFICATION NO. ES-20
STANDARD FOR CUSTOMER/CUSTODY TRANSFER COMPANY FACILITIES
ON ANR OWNED PROPERTY
--------------------------------------------------------------------------------

1.0   GENERAL

      All facilities used in the transportation, metering, and regulation of natural gas that are to be installed on property owned by ANR Pipeline Company, shall be designed, installed, tested, and maintained in accordance with the requirements of this Specification, and Federal and State Codes and statutes.

      Any exception to this Specification will be subject to review and approval by ANR Pipeline Company.

2.0   DEFINITIONS

      For the purpose of this Specification, the definitions in this paragraph shall apply.

      2.1 Customer/Custody Transfer Company (abbreviated C/CT Company) - Company to which ANR Pipeline Company transfers custody of natural gas, or Company from which ANR Pipeline Company receives gas.

      2.2   ANR Pipeline Company - (abbreviated ANR).

      2.3 Design Pressure - the maximum pressure at which a natural gas handling facility may be operated is governed by applicable codes and material limitations. This pressure is always either equal to or greater than the maximum allowable operating pressure as defined below.

      2.4 Maximum Allowable Operating Pressure (MAOP) - the maximum pressure at which a natural gas handling system may be operated as determined by the maximum upstream pressure or by Limitations imposed by the operating company and guaranteed by a pressure limiting device as required by Paragraph 192.195 of the Federal Safety Standards. This MAOP may never exceed design pressure.

3.0   CODES AND SPECIFICATIONS

      3.1 All natural gas handling facilities shall be designed, constructed, tested and maintained in accordance with the requirements of the Department of Transportation Minimum Federal Safety Standards for Gas Lines (Part 192, Title 49, Code of Federal Regulations, herein abbreviated D.O.T.), and State Codes when applicable, except that a design factor (F) of no greater than 0.50 shall be used in the design of all piping components.

                                                                Page 1
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ENGINEERING SPECIFICATION NO. ES-20
STANDARD FOR CUSTOMER/CUSTODY TRANSFER COMPANY FACILITIES
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--------------------------------------------------------------------------------

      3.2 The following standards and specifications are incorporated in this Specification by reference, and each is referred to in this Specification by the indicated abbreviation:
            ASTM A-106:       "Standard Specification for Seamless Carbon
                              Steel Pipe for High Temperature Service", latest
                              revision and edition approved by D.O.T.
            API-5L:           "API Specification for Line Pipe", latest
                              revision and edition approved by D.O.T.
            ANSI B16.9:       "Factory-Made Wrought Steel Butt Welding
                              Fittings", latest revision and edition.
            MSS SP-75:        "Specification for High Test Wrought Welding
                              Fittings", latest revision and edition.
            MSS SP-44:        "Steel Pipe Line Flanges", latest revision and
                              edition.
            ANSI B31.8:       "Gas Transmission and Distribution Piping
                              Systems", latest revision and edition.
            API-1104:         "Standard for Welding Pipe Lines and Related
                              Facilities", latest revision and edition
                              approved by D.O.T.
            API-12K:          "A.P.I. Specification for Indirect Type Oil
                              Field Heaters", latest revision and edition.
            ASME Sec. VIII:   "ASME Boiler and Pressure Vessel Code, Section
                              VIII, Division 1, latest revision and edition
                              approved by D.O.T.
            AGA XFO277:       American Gas Association, Classification of
                              Gas Utility Areas for Electrical
                              Installations, latest revision.
            NEC:              National Electric Code (National Fire
                              Protections Association 70), latest edition approved by D.O.T.
            ENV-041:          ANR Environmental Compliance Procedure For
                              Sandblasting Wastes, latest revision.
            ENV-042:          ANR Environmental Compliance Procedure for
                              Painting Wastes, latest revision.

4.0   MATERIALS

      4.1 All valves, fittings, piping, and appurtenances shall be fabricated using only those materials which meet the specifications identified in Appendix "A" and "B" of D.O.T. with the following supplemental requirements:
            a. All facilities exposed to ANR design pressure, including the entire first stage of regulation and its downstream service valve, shall be fabricated using only steel components. No cast iron or semi-steel valves or other components are acceptable through this regulation stage.

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ENGINEERING SPECIFICATION NO. ES-20
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--------------------------------------------------------------------------------

            b. C/CT Company's second stage regulation facilities may contain cast iron or semi-steel components of sufficient pressure rating provided that the inlet pressure to this stage does not exceed 100 psi. If the second stage inlet pressure exceeds 100 psi, only steel components may be used and no cast iron or semi-steel components are acceptable throughout this regulation stage.

      4.2   C/CT Company shall install pipe of the following minimum
            Specifications:

                  Pipe Description                        Specification
      -----------------------------------------        ------------------
      1/4" Nom. O.D. thru 2" Nom. O.D. XH W.T.         ASTM A-106, API-5L
      3" Nom. O.D. thru 24" Nom. O.D. Std. W.T.        ASTM A-106, API-5L

            *Pipe fully equivalent to those listed above may be used but only with prior approval from ANR.

      4.3 All fittings 12" and smaller shall be Grade "B" fittings manufactured in accordance with ANSI B16.9. Fittings 16" and larger may be either GR "B" or high yield strength if pressure requirements dictate. If high yield strength fittings are utilized they shall be manufactured in accordance with MSS-SP-75 (for elbows and tees) and MSS-SP-44 (for flanges). Fittings wall thickness shall have minimum nominal thicknesses equivalent to the minimum thickness of the pipe as required in Section 4.2.

      4.4 All fittings 1-1/2" and larger in size shall be butt weld. Fittings 1-1/4" and smaller which are to be installed below grade shall be socket weld.

      4.5 Screwed fittings 1-1/4" and smaller in size may be used on above grade piping.

      4.6   Fittings made from malleable iron shall not be used.

      4.7 In all cases only weld neck, forged steel flanges shall be used. Slip-on, lap joint or other similar type flanges are prohibited.

      4.8 The use of connection fittings such as elbowlets, threadolets, couplings ... etc., shall not be used on Elbows or Tees.

                                                                Page 3
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ENGINEERING SPECIFICATION NO. ES-20
STANDARD FOR CUSTOMER/CUSTODY TRANSFER COMPANY FACILITIES
ON ANR OWNED PROPERTY
--------------------------------------------------------------------------------

      4.9 Field or shop fabricated branch connections shall not incorporate weld pads, saddles, sockolets, or weldolets over 2" in size. Weldolets and sockolets 2" in size or less shall not be used whenever tees can be obtained. A minimum of 2 inches shall be maintained between adjacent welds of branch connections. The use of weldolets shall be subject to approval on an individual basis by ANR. The use of "crosses" and "lateral" fittings is prohibited. Extruded branch connections shall be designed in accordance with
            192.157 of D.O.T., and with Paragraph 831.6, "Extruded Outlets", of ANSI B31.8.

      4.10 All materials purchased shall be suitable for the hydrostatic test pressure of the C/CT Company's facilities as by this Specification.

5.0   PRESSURE RELIEVING OR LIMITING DEVICES

      5.1 C/CT Company relief valves or other pressure limiting devices shall be designed to protect C/CT Company's facilities from being over-pressured. The C/CT Company shall contact ANR's Area Manager for the design pressure of facilities subject to ANR's System MAOP. When relief valves are used to protect C/CT Company's facilities, their capacity must be equal to or greater than the maximum possible capacity that could be seen at the C/CT Company's facilities. When the MAOP of C/CT Company's facilities is less than 60 psi the actual set pressure of the C/CT Company relief valves shall not exceed the set pressures set forth in D.O.T. When the MAOP of C/CT Company's facilities is greater than 60 psi the actual set pressure of the C/CT Company's relief valves shall not exceed the MAOP by the lesser of:
                  a.    10% of the MAOP of the system being protected or,
                  b. 75% of SMYS of the weakest component of the system being protected downstream of regulation.

      5.2 Relief valves shall be installed downstream of each stage of regulation where monitoring regulators are not used. A relief valve of adequate capacity (adequate capacity meaning the maximum possible capacity that could ever be seen at the facility) shall be installed immediately downstream of any regulator which has a lower maximum allowable outlet pressure than inlet pressure. If installed, service valves upstream of relief valves shall be equipped with locks adapted so that the service valves can be closed for maintenance purposes only and only by authorized persons. Relief valve outlets shall be adequately braced and piped to the outside of buildings.

            Under normal operation the service valve shall be locked in the open position.

                                                                Page 4
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ENGINEERING SPECIFICATION NO. ES-20
STANDARD FOR CUSTOMER/CUSTODY TRANSFER COMPANY FACILITIES
ON ANR OWNED PROPERTY
--------------------------------------------------------------------------------

      5.3 Relief valves are not required where monitoring regulators are used and operated in accordance with Paragraphs 192.201 and 192.739 of the Federal Safety Standards.

      5.4 C/CT Company shall indicate, on the design and construction drawings, the design and test pressure for each stage of regulation and the set pressures for all regulators and relief valves.

      5.5 C/CT Company shall supply ANR with the MAOP of their facilities. If the C/CT Company will be transferring gas to ANR, C/CT Company shall supply ANR with data concerning the maximum capacity that could be transferred.

      5.6 The pressure regulation facilities shall meet the noise level criteria of Section 13.0. Guaranteed overall sound pressure levels shall be provided by C/CT Company at a reference point 48 inches downstream and 29 inches perpendicular to the centerline of the regulator valve. If regulation facilities are contained in a sound abating building, C/CT Company shall inform ANR its sound abatement characteristics.

6.0   HEATERS

      6.1 Only indirect water bath heaters shall be used unless specifically reviewed and approved by ANR. All heater piping, together with the coil and coil header of the heater, shall be designed in accordance with ASME Boiler and Pressure Vessel Code Section VIII, Division 1 for the greater of: the design pressure of ANR's facilities or C/CT Company's facilities. Coils shall be 100% radiographed as per API-1104. Safety drilling of return bends will not be allowed. The heater shell shall be designed for a maximum working pressure capable of withstanding the pressure resulting from the hydrostatic head of the water bath. The heater, excluding the coil and coil header shall be designed as per API-12K. Indirect water bath heaters shall be located a minimum of 15 feet from any building structure and/or the station blow-off. A heater may be enclosed provided the installation meets the provisions of the National Electrical Code and other applicable fire safety codes. If the construction of the heater permits the removal of the coils the C/CT Company has the option to either:
                  a. remove the coils and inspect them at intervals not exceeding five years (the inspection rejection/acceptance criteria shall be based on DOT Part 192.485, or 192.487, and ASME Guide Material Appendix G-6), or

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ENGINEERING SPECIFICATION NO. ES-20
STANDARD FOR CUSTOMER/CUSTODY TRANSFER COMPANY FACILITIES
ON ANR OWNED PROPERTY
--------------------------------------------------------------------------------

                  b.    hydrostatically test the heater in accordance with
                        Section 12.0 every five years.
            If the coils are not removable the heater shall be removed from service and hydrostatically tested every five years in accordance with Section 12.0.

      6.2 All heaters shall be equipped with a safeguard device which will shut off fuel to the burner(s) in the event of pilot outage and high water temperature. All heaters equipped with an automatic re-light device will remain in the shut-down position if main burner and pilot fail to be automatically re-lit after three purge and re-light cycles are attempted. Natural draft firetube burners shall be equipped with an automatic secondary air controller to control excess oxygen and to prevent firetube drafting when the burners are off.

      6.3   Heater noise levels shall meet the noise level criteria of Section
            13.0. C/CT Company shall provide guaranteed sound pressure levels (overall level and Octave Band Sound Pressure levels) as measured from a distance of 3 feet in any direction from the fire tube combustion air intake and the exhaust stack outlet.

      6.4 C/CT Company to provide the maximum emission rate in pounds per hour of the following at maximum burner capacity:
                  a.    Nitrogen Oxides
                  b.    Hydrocarbons
                  c.    Carbon Monoxides

      6.5 Building space heaters shall be either catalytic or electric type. Open flame space heaters shall not be allowed.

7.0   ODORIZATION FACILITIES

      7.1 Odorant storage tanks must be located above ground and shall be located in an approved secondary containment area.

      7.2 Odorant storage tanks shall be designed and fabricated in accordance with ASME Boiler and Pressure Vessel Code Section VIII, Division 1.

      7.3   Underground Storage Tanks (USTs) shall not be allowed.

      7.4 Odorant storage tanks must be sized to contain a one year's supply of odorant.

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ENGINEERING SPECIFICATION NO. ES-20
STANDARD FOR CUSTOMER/CUSTODY TRANSFER COMPANY FACILITIES
ON ANR OWNED PROPERTY
--------------------------------------------------------------------------------

      7.5 Tank shall be designed and maintained in accordance with applicable Federal, State, and Local Codes.

8.0   ELECTRICAL FACILITIES

      All electrical facilities shall be designed and installed in accordance with the National Electrical Code (NEC). The AGA's XF0277 recommended practices shall be used as a guide for classifying areas for electrical and instrumentation equipment.

      8.1 A Class I, Division 1 area is a location where a combustible gas or vapor is present in the atmosphere under normal operating conditions (reference the NEC). The extent of a Class I, Division 1 area is generally 5 feet from the source (reference XFO277).

      8.2 A Class I, Division 2 area is a location where a combustible gas or vapor is present in the atmosphere under abnormal operating conditions, i.e. accidental rupture of the process piping or vessel (reference the NEC). The extent of a Class I, Division 2 area is generally 15 feet from the source (reference XFO277).

9.0   BY-PASS

      C/CT Company regulator piping may incorporate a by-pass around regulator facilities provided that the by-pass piping shall be of a rating designed to adequately handle the regulators inlet design pressure and include pressure taps with gauges located downstream of the by-pass isolation valve. The by-pass valve shall be locked closed when the by-pass is not in use. When the by-pass is open, the by-pass isolation valve shall be continuously manned. Locked by-pass valves are not required if the by-pass is a secondary parallel regulator run conforming to the requirements of
      Section 5.0 of this Specification. A by-pass around measurement assemblies shall not be permitted unless the by-pass is a parallel measurement assembly.

10.0  BUILDINGS AND ENCLOSURES

      10.1 All buildings and enclosures shall be constructed of non-combustible materials.

      10.2 New buildings should be compatible, in color and texture, with newer buildings existing on the property. In the case of existing older buildings, the new buildings should be environmentally compatible, but do not necessarily need to match the older existing buildings.

      10.3 Buildings are to be located a minimum of 10 feet from any fence or property line or as property restrictions dictate.

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ENGINEERING SPECIFICATION NO. ES-20
STANDARD FOR CUSTOMER/CUSTODY TRANSFER COMPANY FACILITIES
ON ANR OWNED PROPERTY
--------------------------------------------------------------------------------

11.0  WELDING

      All welding on piping components of the C/CT Company facilities shall be in accordance with D.O.T. All burr welds shall be 100% radiographically inspected prior to hydrostatic testing.

12.0  HYDROSTATIC TESTING

      12.1 C/CT Company facilities shall be hydrostatically tested to demonstrate the structural integrity of the piping system and to prove that no leaks exist. Sections of the piping system which are of different design pressures shall be tested independently to at least the test pressures established by this section.

      12.2 The test pressure for the C/CT Company facilities for systems operating at a hoop stress greater than 30% of SMYS, shall range between a maximum of 1.55 times the MAOP and a minimum of 1.5 times the MAOP for 8 hours. (Unless facilities are to be located in the State of New York where the duration will be 12 hours).

      12.3 Facilities operating below 30% SMYS and above 100 psig (below 20% if in New York) shall be leak tested between a maximum 1.55 times the MAOP and a minimum of 1.5 times the MAOP for one hour or until it is determined that there are no hazardous leaks, whichever is greater.

      12.4 For facilities located in a Class 4 location the test medium may only be water.

      12.5 Systems having design pressures at or less than 100 psig shall be leak tested in accordance with D.O.T.

      12.6 Caution shall be exercised during testing to insure that valves are in a half-open position when tested at pressures in excess of their maximum working pressure.

      12.7 All instrumentation piping and tubing shall be leak tested as per D.O.T.

      12.8 Upon completion of the hydrostatic test, the C/CT Company shall forward a copy of hydrostatic test report to ANR's Area Manager with the letter of certification. (See Section 17.0). The report shall list the types of pressure/temperature equipment and a copy of the charts.

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ENGINEERING SPECIFICATION NO. ES-20
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      12.9  Hydrotest waters shall be removed from property and disposed of in accordance with Federal, State, and Local Codes. A copy of disposal records shall be forwarded to ANR's Area Manager. Hydrotest water shall not be discharged on ANR or adjacent property.

13.0  NOISE LEVELS

      13.1 The combined noise level contribution for all C/CT Company facilities at the nearest residence shall not exceed 40 dBA, or the measured L 90 level, whichever is greater. If equipment or attenuation devices fail to perform to the calculated noise level, it is the C/CT Company's responsibility to provide remedial measures to achieve the guaranteed level.

      13.2 C/CT Company shall provide a statement of compliance (letter) to ANR's Area Manager, certifying that the facilities installed meet the sound level requirements of Paragraph 13.1.

      13.3  C/CT Company shall provide to ANR:
                  a. Basis for determination of allowable noise level at existing or future residence.
                  b.    Equipment manufacturer guaranteed sound pressure levels.
                  c. Proximity of C/CT Company facilities to fence lines and nearby residences (scaled vicinity map with C/CT Company facilities and nearby residences shall be provided). At ANR's discretion, the sound level requirements in Paragraph 13.1 may be defined at a distance where the potential for future development exists.
                  d.    Any acoustical attenuation values given to:
                        1.    distance
                        2.    atmospheric absorption
                        3.    ground effects
                        4.    barriers and enclosures

14.0  SANDBLASTING AND PAINTING WASTES

      All sandblasting and painting by C/CT Company shall be performed in accordance with OSHA regulations.

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ENGINEERING SPECIFICATION NO. ES-20
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      14.1  Procedures describing the testing and disposal for sand, paint chips, and related waste generated during sandblasting for paint removal shall be submitted by C/CT Company to ANR's Area Manager for review and approval. These procedures should be in conformance with ANR Environmental Compliance procedure #ENV-041.

      14.2 Procedures describing the storage, shipping, and disposal of painting wastes shall be submitted by C/CT Company to ANR's Area Manager for review and approval. These procedures should be in conformance with ANR Environmental Compliance Procedure #ENV-042.

15.0  PERMITS

      C/CT Company shall be responsible for obtaining all installation permits and environmental clearances for any C/CT Company facilities to be installed on property owned by ANR. Copies of permits and environmental clearances for any C/CT Company facility shall be submitted to ANR's Area Manager for review and approval.

16.0  SPECIAL RESTRICTIONS

      16.1 Special restrictions may apply to specific stations due to agreements with adjacent landowners, townships, etc. These restrictions may regard aesthetics, set-backs, fencing, barricades, access, etc. ANR shall advise C/CT Company if such special restrictions exist that could affect C/CT Company facilities.

      16.2 The application of paints and primers containing mercury, chromium, cadmium or lead shall not be allowed.

      16.3 All chemicals/materials, (e.g. glycol, methanol, hydrocarbons, etc.) shall be stored and handled in accordance with Manufacturer's Recommendations and in accordance with all Federal, State, and Local Codes. Storage must be in an ANR approved vessel. Copies of applicable Federal, State, or Local permits, notifications, registrations, spill plans, material safety data sheets (MSDS), etc. shall be provided to ANR. Any spills shall be handled and reported in accordance with Federal, State, and Local Codes. ANR's Area Manager shall also be notified immediately when a spill is reported.

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ENGINEERING SPECIFICATION NO. ES-20
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17.0  APPROVALS

      17.1 Prior to the installation of any C/CT Company facilities on ANR property, the C/CT Company shall forward to ANR's Area Manager, for review and approval:
                  a. Three (3) sets of prints of the related design and construction drawings showing complete construction material specifications;
                  b.    Notes regarding testing, x-ray and design pressures;
                  c. Any procedures regarding sandblasting and painting waste management and,
                  d. Any analysis of allowable noise levels for C/CT Company facilities.
            Upon completion of review, any revisions required for the design to meet the current ANR Standards and design practices shall be incorporated on the construction drawings by the C/CT Company and forwarded to ANR's Area Manager. In any event, drawings of reproducible quality shall be forwarded to ANR prior to commencement of any construction. AutoCadd drawings (Release 11 or newer version) may be submitted in disk format. No construction shall commence until written authorization is received from ANR's Area Manager. ANR reserves the right to make additional prints for its internal use.

      18.0 C/CT Company facilities shall not be placed in service without prior written approval from the Area Manager. Approval to place C/CT Company facilities in service will be contingent upon the receipt of the C/CT Company's letter to ANR's respective Area Manager, certifying that the facilities have been installed in accordance with approved plans, 100% x-rayed and hydrostatically tested in accordance with this Specification. The C/CT Company shall forward as-built drawings (or AutoCadd disk) of the facilities within sixty
            (60) days to ANR for file retention.

                                                                Page 11
                                                                Revision #4
                                                                Issued: 9/15/95

                                    EXHIBIT C





                                   Exhibit "C"

                             INSURANCE REQUIREMENTS

Each Party shall procure, pay premiums, and maintain at all times during the term hereof sufficient insurance as may be required by law to protect each Party from and against all claims, demands and causes of action arising by reason of any work performed under this contract. Such insurance shall be written in the following minimum amounts.

(a) Workers Compensation Insurance and Employers Liability Insurance as provided by Statute including coverage under U.S. Longshoremen and Harbor Workers Act if applicable.

(b) Comprehensive General Liability and Property Damage Insurance: Bodily Injury and Property Damage Combined Single Limit Each Occurrence:
      $1,000,000.

(c) Such policy will include Contractual Liability, Products and Completed Operations, Independent Contractors, Sudden Accidental Pollution Liability, Broad Form Property Damage, Premises and Operations, and deletion of "X", "C", and "U" exclusions, if applicable. Said policy shall contain a severability of interest clause or a standard cross-liability endorsement.

(d) Automobile Public Liability and Property Damage Insurance, including all owned, hired, rented or non-owned automotive equipment. Bodily Injury and Property Damage Combined Single Limit Each Occurrence: $1,000,000.

(e)   Umbrella Liability Insurance coverage in excess of the limits and terms in
      (A) through (C) above, with a combined single limit for Bodily Injury and Property Damage of at least $4,000,000 for each occurrence. For a claims made policy, either nose or tail coverage for unknown liabilities from the inception date of this agreement shall be purchased if the policy is replaced or cancelled.

Each Party agrees to furnish the other Party, prior to the beginning of any work hereunder, proper Certificates of Insurance evidencing the insurance coverages required herein. All policies required shall provide a minimum of thirty (30) days notice to each Party prior to cancellation. Each Party shall be named as additional insured under all policies required with the exception of the Workers Compensation policy. All insurance policies required to be carried hereunder shall contain a waiver of subrogation as to each Party, its agents, employees and the Parties for which it is operating.


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